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                                                                     Exhibit 5.1



                                           June 24, 1999



I.D. Systems, Inc.
90 Williams Street, Suite 402
New York, New York 10038

Gentlemen:

       We have acted as counsel to I.D. Systems, Inc., a Delaware corporation (the "COMPANY"), in connection with its filing of a registration statement on Form SB-2 (File No. 333- 75169) (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 2,300,000 shares of Common Stock, par value $.01 per share (including 300,000 shares subject to an over-allotment option) (the "SHARES"), which will be sold by the Company, all as more particularly described in the Registration Statement.

       In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Restated Certificate of Incorporation, (ii) By-laws and (iii) resolutions of the Company's Board of Directors. We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public offi cials and certificates of officers or other representatives of the Company.

       On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.


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I.D. Systems, Inc.                     -2-                         June 24, 1999



                  We hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.



                                      Very truly yours,

                                      /s/ Parker Chapin Flattau & Klimpl, LLP

                                      PARKER CHAPIN FLATTAU & KLIMPL, LLP